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                                                                    Exhibit 16.1

                                February 5, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Consolidated Capital of North America, Inc. and, under the date of May 23, 1996, we reported on the consolidated financial statements of Consolidated Capital of North America, Inc. as of December 31, 1995 and for the year ended December 31, 1995. It is our understanding that Consolidated Capital of North America, Inc. has entered into a merger transaction effective January 21, 1997. On February 4, 1997, our appointment as principal accountants was terminated. We have read Consolidated Capital of North America, Inc.'s statements included under Item 4 of its Form 8-K dated February 5, 1997, and agree with the statements contained in the second paragraph of Item 4(a).


                              Very truly yours,

                              KISH, LEAKE & ASSOCIATES, P.C.



                        By:   /s/ Kish, Leake & Associates, P.C.
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